UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

Determination of Base Salaries and Target Annual Incentive Awards for Named Executive Officers.

On July 28, 2005, the Leadership Development and Compensation Committee of Sun Microsystems, Inc. (“Sun”) approved base salaries and target annual incentive awards for its named executive officers for fiscal 2006. Jonathan I. Schwartz will receive a base salary of $900,000 and his target annual incentive award will be 200% of his base salary; Scott G. McNealy’s base salary and target annual incentive award were not changed from those for fiscal 2005; Crawford W. Beveridge’s and Stephen T. McGowan’s base salaries were not changed from those for fiscal 2005, but each received a customary annual increase of his target annual incentive award; and Gregory M. Papadopoulos received customary annual increases in his base salary and target annual incentive award.

Approval of Discretionary Bonus.

For fiscal 2005, Sun did not meet all its performance objectives. However, on July 28, 2005, in recognition of progress made during the past fiscal year and for employee retention purposes, Sun’s management and Board of Directors approved a broad-based bonus with respect to fiscal 2005 under Sun’s SMI Bonus Plan (the “Discretionary Bonus”). Sun’s named executive officers will receive the following amounts under the Discretionary Bonus:

Name	Position	Amount
Scott G. McNealy	Chairman of the Board of Directors and Chief Executive Officer	$1,111,250

Crawford W. Beveridge	Executive Vice President, People and Places, and Chief Human Resources Officer	$160,650

Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources	$177,013

Gregory M. Papadopoulos	Executive Vice President and Chief Technology Officer	$160,650

Jonathan I. Schwartz	President and Chief Operating Officer	$280,000

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Item 2.05 Costs Associated with Exit or Disposal Activities

Property Portfolio Reduction.

On July 28, 2005, Sun’s Board of Directors approved a plan to reduce Sun’s property portfolio at a cost of approximately $180 million. Sun expects to incur these costs over the next several quarters.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the anticipated reduction of Sun’s property portfolio and the expected costs. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Sun’s ability to implement the property portfolio reductions to the extent currently anticipated, possible changes in the size and components of the expected costs, and general economic conditions. More information about potential factors that could affect Sun’s business and financial results is included in the “Risk Factors” set forth in Sun’s Annual Report on Form 10-K for its fiscal year ended June 30, 2004, and Sun’s filings on Form 10-Q for its fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2005

SUN MICROSYSTEMS, INC.

By:	/S/ MICHAEL A. DILLON
Michael A. Dillon
Senior Vice President, General Counsel and Secretary

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